FIRST NATIONAL BANK OF ROCHESTER
                            COMMERCIAL LINE OF CREDIT NOTE


Account Name:     JAMES D. RYAN

Dated:            APRIL 28, 1998

Maximum Credit Amount: ONE HUNDRED THOUSAND AND NO/100  DOLLARS  ($100,000.00)


         FOR VALUE RECEIVED, the undersigned (individually a "Borrower") (if more than one, jointly and severally) promises to pay to the order of FIRST
NATIONAL BANK OF ROCHESTER, a national banking association having its chief executive office at 35 State Street, Rochester, New York 14614, ("Bank") at any of the banking offices of the Bank in lawful money of the United States and in immediately available funds, the outstanding principal sum on the line of credit made available to the Borrower pursuant to the terms and conditions hereof (the "Credit) plus interest on such principal sum in accordance with the terms and conditions set forth in the following paragraphs.

 Obtaining Advances on Credit. The Borrower may obtain advances on the Credit in multiples of the lesser of (a) $1,000.00 or (b) the unused balance of the Maximum Credit Amount indicated above (the "Maximum Credit") by making written or oral requests for such advances to Bank through any of its authorized Commercial Lending Officers. The decision to make such an advance or to refuse to make such an advance shall be subject to the discretion of Bank. Such requests may be made by the Borrower, by any authorized agent of the Borrower (including any partner or officer of the Borrower) or by any other person designated by Borrower as a person having authority to authorize an advance under this Note. Bank shall be entitled to rely upon the request of any person it in good faith believes to be authorized by Borrower to borrow under this Note and Bank shall not be liable to Borrower as a result of making or failing to make any advance hereunder. Advances on the Credit will be deposited by Bank to a demand deposit account of Borrower with Bank. Bank reserves the right, at its sole discretion, to make advances on the Credit to cover either overdrafts by Borrower on a deposit account with Bank or any drawings by Borrower against uncollected funds in a deposit account with Bank.

  Statement of Balance Due. Bank shall provide periodic statements to Borrower describing, as of the effective date of such statement, the outstanding principal balance, the interest owing, any other charges owing and the advances and payments made during the period covered by the statement. The Bank's records shall be presumptive evidence of the balances owing with respect to the Credit.

  Out of Debt Period. During each twelve-month period that the Credit is available to Borrower, there shall be at least one thirty-day period when Borrower is not indebted to Bank pursuant to the Credit.

 Interest Rate; Interest Payments. Borrower shall pay interest on the outstanding principal sum of the Credit from and including the date of this Note to but not including the date such sum is paid in full (including each day on which Bank is closed) at a variable rate per year that shall on each day be 0.50% above the rate per year in effect such day as that designated by Bank as the prime rate of interest of Bank, with such interest to be calculated on the basis of a 360-day year for the actual number of days of each year.
Notwithstanding the foregoing, the rate of interest per year on and after maturity of the outstanding principal balance, because of Bank's demand for immediate payment in full of such outstanding principal balance, shall on each day be 3% per year above the rate described in the preceding sentence. Interest will be billed to Borrower monthly on the outstanding principal sum. Notwithstanding the generality of the foregoing, in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law.

 Credit Facility Fees. [not applicable]

 Late Charges. Borrower shall pay a late charge equal to 6% of the amount of any scheduled payment with respect to each payment not received by Bank on or before the 10th day after it is due.

 Application of Payments; Charging Deposit Accounts for Payments. All payments received by Bank shall be applied on the date received first to late charges, if any, second to accrued interest and third to Principal. Borrower agrees that Bank may, at its option and in addition to the right of offset, charge any demand deposit account of Borrower at Bank for any amount that has become due and owing to Bank hereunder.

 Use of Proceeds. Borrower represents and warrants to Bank that the advances to be made hereunder shall be used solely for business or commercial purposes.

 Financial Information. Borrower agrees to provide Bank, promptly upon Bank's request, with (a) periodic financial statements in form satisfactory to Bank,
(b) copies of federal and state income tax returns and (c) all other financial information requested by Bank from time to time.

   Termination of Credit. Borrower may terminate its rights to take advances under the Credit at any time by giving written notice to Bank of its desire to do so. Notice should be directed to the "Commercial Lending Department" at the address above or at any other address provided to Borrower by Bank for the purposes of such notices. The Credit shall become unavailable after Bank has received such notice and has had a reasonable time to act thereon. The Credit may be terminated by Bank at any time for any or no reason without prior notice to Borrower. The Credit is also subject to Bank's continuing rights of modification, restriction or suspension, provided, however, that Bank may not modify the interest rate applicable to outstanding balances or other fees or charges except as specified in this Note. Termination of the Credit shall not affect the Borrower's obligation to pay the outstanding balance under the Credit and all interest and other applicable charges.

 Demand Obligation; Demands for Payment. All amounts owing pursuant to this Note but not yet paid shall, without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower), automatically become immediately due if Borrower commences or has commenced against it any bankruptcy or insolvency proceeding. This Note is payable "ON DEMAND" and Bank may demand immediate payment in full of all amounts owing hereunder in its sole discretion. Without limiting Bank's rights as described in the previous sentence, all amounts owing pursuant to this Note but not yet paid may become immediately due at the sole option of Bank if (a) any amount owing pursuant to this Note is not paid when due, (b) Borrower or any guarantor or endorser of this Note (a "Guarantor") is dissolved, dies or becomes incompetent or insolvent (however such insolvency is evidenced), (c) any Guarantor commences or has commenced against it any bankruptcy or insolvency proceeding, (d) Bank in good faith deems itself insecure with respect to any amount owing pursuant to this Note or is of the opinion that any guaranty, endorsement, collateral or other security now or hereafter securing the payment of or otherwise applicable to any amount owing pursuant to this Note is not sufficient or has declined or may decline in value,
(e) there occurs or exists any event or condition of default for purposes of any mortgage, security agreement, collateral assignment agreement or other agreement now or hereafter in effect between Bank and any Borrower or (f) there occurs or exists any event or condition of default for purposes of any mortgage, security agreement, collateral assignment agreement, guaranty or other agreement that secures or applies to the payment of any amount owing pursuant to this Note and that is now or hereafter in effect between Bank and any person or entity other than any Borrower. Borrower waives any and all rights to any notice, demand, presentment for payment, notice of protest and protest with respect to this Note.

 Collection Expenses. Borrower shall pay all costs and expenses incurred by Bank in endeavoring to collect any amount owing pursuant to this Note or to otherwise protect its rights with respect to this Note (including, but not limited to, reasonable attorneys' fees for legal advice, litigation or other representation of Bank).

 New York Law; Consent to Jurisdiction and Venue; Waiver of Trial by Jury. This Note shall be governed by and interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws. Borrower consents to the jurisdiction of the courts of the State of New York and agrees that any court located in the county in which Bank has its chief executive office shall be the proper forum for any action or proceeding between Borrower and Bank unless either (a) Bank in its sole discretion chooses another forum or (b) applicable law requires another forum. BORROWER AND BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THEM BASED UPON, ARISING OUT OF, OR IN ANY WAY CONNECTED TO, THIS NOTE.

                                                 s/James D. Ryan
                                                   James D. Ryan